UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2012

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2012, AboveNet, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zayo Group, LLC, a Delaware limited liability company (“Parent”), and Voila Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger Agreement was unanimously approved by the Company’s Board of Directors.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares (i) held in the Company’s treasury or held by any wholly-owned subsidiary of the Company, (ii) owned by Parent, Merger Sub or any wholly-owned subsidiary of Parent, or (iii) owned by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $84.00 in cash (the “Per Share Amount”), without interest, on the terms and subject to the conditions set forth in the Merger Agreement.

At the effective time of the Merger, (i) each outstanding option to purchase the Company’s common stock, whether vested or unvested, will be converted into cash equal to the amount (if any) by which the Per Share Amount exceeds the exercise price payable under that option, (ii) each outstanding restricted stock unit issued by the Company, whether vested or unvested, will be converted into cash equal to the number of shares of the Company’s common stock subject to that restricted stock unit multiplied by the Per Share Amount, and (iii) if the closing of the Merger occurs prior to the end of the offering period underway under the Company’s Amended and Restated 2010 Employee Stock Purchase Plan, each participant in that offering will be paid an amount equal to the product of (x) the amount, if any, by which the Per Share Amount exceeds the applicable exercise price and (y) the number of shares of the Company’s common stock the participant could purchase with his or her accumulated payroll deductions as of the business day immediately prior to the closing of the Merger at the applicable exercise price.

Following the execution of the Merger Agreement and continuing until 11:59 p.m. (New York City time) on April 17, 2012 (the “Go-Shop Period”), the Company and its representatives may, subject to certain limitations specified in the Merger Agreement, initiate, solicit and encourage alternative acquisition proposals from third parties, including by way of providing non-public information, and enter into, engage in and maintain discussions or negotiations with third parties with respect to alternative acquisition proposals, or inquiries, proposals or offers or other efforts or attempts that could lead to an alternative acquisition proposal. The Company and its representatives may continue to engage in the activities described in the previous sentence for an additional fifteen days after the Go-Shop Period with respect to any third party that has made an alternative acquisition proposal during the Go-Shop Period. Except as described in the previous sentence, starting at 12:00 a.m. on April 18, 2012, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and enter into, engage in and maintain discussions or negotiations with third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s stockholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and engage in discussions or negotiations with third parties with respect to an alternative acquisition proposal that the Company’s Board of Directors has determined constitutes or would reasonably be expected to lead to a transaction more favorable to the Company’s stockholders than the transaction contemplated by the Merger Agreement.

2

Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the receipt of all required approvals or clearances from applicable governmental entities, or the applicable waiting period thereunder having been terminated or expired and (iv) the absence of any injunction or law prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence of any event, change, circumstance, occurrence, effect or state of facts having occurred, since March 18, 2012 to the effective time of the Merger, that has had and continues to have, or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the aggregate Per Share Amount and all other amounts, fees and expenses to be due in connection with the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable by the Company prior to the end of the Go-Shop Period as a result of the Company entering into an alternative acquisition agreement, or by the end of any fifteen day extension thereof with respect to entering into an alternative agreement with a person who submits an acquisition proposal prior to the end of the Go-Shop Period, the amount of the termination fee is $45 million. If the termination fee becomes payable by the Company under any other circumstances, the amount of the termination fee is $75 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $100 million in the event of termination of the Merger Agreement by the Company due to Parent or Merger Sub’s failure to consummate the Merger on the required closing date and under certain other circumstances. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 18, 2012.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent, or any of their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company and Parent to each other in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Parent, or any of their respective subsidiaries or affiliates.

3

Item 3.03	Material Modification to Rights of Securityholders.

On March 18, 2012, the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into the Second Amendment to the Rights Agreement (the “Amendment”) to the Amended and Restated Rights Agreement, dated as of August 3, 2009, as amended as of January 26, 2010, between the Company and the Rights Agent.  The Amendment permits the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the provisions of the Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.6 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 19, 2012, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, the text of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will prepare a proxy statement for its stockholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement will contain information about the Company, the proposed Merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from the Company by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website at www.sec.gov or, without charge, from the Company’s website at www.above.net or by directing a request to the AboveNet, Inc., 360 Hamilton Avenue, White Plains, New York 10601.

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s 2011 Annual Report on Form 10-K, which was filed with the SEC on February 29, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of March 18, 2012, by and among Zayo Group, LLC, Voila Sub, Inc. and AboveNet, Inc.

4.3	Amended and Restated Rights Agreement, dated as of August 3, 2009, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.4	Form of Right Certificate (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.5	Amendment to Amended and Restated Rights Agreement, dated as of January 26, 2010, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on January 28, 2010).

4.6	Second Amendment to Amended and Restated Rights Agreement, dated as of March 18, 2012, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Press Release issued on March 19, 2012.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

Date: March 19, 2012	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

5

Exhibit Index

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of March 18, 2012, by and among Zayo Group, LLC, Voila Sub, Inc. and AboveNet, Inc.

4.3	Amended and Restated Rights Agreement, dated as of August 3, 2009, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.4	Form of Right Certificate (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on August 3, 2009).

4.5	Amendment to Amended and Restated Rights Agreement, dated as of January 26, 2010, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Securities and Exchange Commission on January 28, 2010).

4.6	Second Amendment to Amended and Restated Rights Agreement, dated as of March 18, 2012, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Press Release issued on March 19, 2012.